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                                                                      EXHIBIT 12



                   STATEMENT REGARDING COMPUTATION OF RATIOS


                         (IN THOUSANDS, EXCEPT RATIOS)



                                GLOBALSTAR, L.P.


                 DEFICIENCY OF EARNINGS TO COVER FIXED CHARGES



                                                                     THREE MONTHS
                                                                        ENDED          YEAR ENDED
                                                                      MARCH 31,       DECEMBER 31,
                                                                         1997             1996
                                                                     ------------     ------------
Net loss...........................................................    $(15,287)        $(54,646)
Dividends on and related increase in Redeemable Preferred
  Partnership Interests............................................      (5,301)         (17,323)
                                                                       --------         --------
Deficiency of earnings to cover fixed charges......................    $(20,588)        $(71,969)
                                                                       ========         ========